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                                                                    Exhibit 32.1

                               WRITTEN STATEMENT
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

The undersigned, Paul F. Walsh, the Chief Executive Officer, of eFunds Corporation (the "Company"), and Thomas S. Liston, the Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of their knowledge:

      (i) the Form 10-K for the year ended December 31, 2004 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2005

                                            /s/ Paul F. Walsh
                                            ------------------
                                            Paul F. Walsh
                                            Chief Executive Officer and Chairman


                                            /s/ Thomas S. Liston
                                            ---------------------
                                            Thomas S. Liston
                                            Chief Financial Officer